Exhibit 10.1

Agreement
October 26, 2008

Terms for loan between Global NRG Pacific Ltd., an Israeli company (GNRP) with an address at 7 Jabotinski Ramat Gan, Israel, and mr. aviram Malik (Lender) with an address at 1 Betzet St. Hod Hashaon, Israel, and Global Energy Inc. (GEYI), with an address at 7 Jabotinski, Ramat Gan, Israel, as guarantor.

1.     The Lender will loan GNRP an aggregate of US$ 400,000. Of this amount, US$ 300,000 $US will be transferred by Lender to GNRP in three equal installments of US$ 100,000 on October 27, 2008, November 3, 2008 and November 10, 2008 without any further notice to Lender. The last US$ 100,000 will be on call and available to GNRP at any time after November 20, 2008 upon seven days’ notice to Lender. The notice may be sent to the Lender by fax or e-mail to the following address: 1 Betzet St. Hod Hashaon, Israel.

2.     The loan will be repaid to the Lender in full by May 1, 2009. The loan shall not bear any interest. If there’s a default on the loan the dept will be transfer to GEYI, and the lender will be entitled to 1,000,000 shares in GEYI at no cost, as penalty only.

3.     GEYI will give a corporate guarantee for the loan repayment, as per its signature below.

4.     This loan will have a first priority to redeem from any other shareholder or company principals loan/debt.

5.     Upon the transfer of the loan amount by Lender, GNRG will issue to the Lender new shares in consideration for their par value free of any lien. The amount of shares to be held by the Lender upon such issuance will be equal to 44% of the outstanding shares of GNRG. When GEYI will exercise YMP call/put option for 5% than GEYI will transfer 5% of the shares to Lender no later than November 1, 2010.

6.     Dividend distribution: Subject to the provisions of Israeli law related to dividends:

a. When GNRP will sell 30,000, 40,000, 50,000, 60,000, or 70,000 tons of castor seeds, respectively, during any calendar year, then Global Energy will be entitled to a share of 55%, 60%, 65%, 70% or 75%, as the case may be, of all dividends issued by GNRP with respect to such year, and Lender will be entitled to a share of 45%, 40%, 35%, 30% or 25%, as the case may be, of all dividends issued by GNRG with respect to such year.

b. From January 1, 2011, Lender will be entitled to a minimum of US$ 100,000 as a dividend distribution.

7.     Change in business activities. Any change in the business of GNRP from growing castor to the growing of other crops will require the mutual agreement of Lender and GEYI.

8.     Neither these terms of loan nor any of the rights, interests or obligations hereunder may be assigned by either party without the prior written consent of the other party.

9.     These terms of loan may only be amended, waived or modified in a writing executed by GNRG, the Lender and GEYI.

10,     This Agreement shall be governed by and construed according to the laws of the State of Israel, without regard to the conflict of laws provisions thereof. Any dispute arising under or in relation to this Agreement shall be exclusively resolved in the competent courts of Tel Aviv – Jaffa, and each of the parties hereby submits irrevocably to the jurisdiction of such courts.

IN WITNESS WHEREOF the parties have signed this Agreement in one or more counterparts as of the date first appearing above.

Global NRG Pacific Ltd. By: /s/ Yanai Man —————————————— Yanai Man CEO	Aviram Malik By: /s/ Aviram Malik —————————————— Aviram Malik

The undersigned hereby guaranties the obligation of the GNRP to repay the loan at maturity.

Global Energy, Inc. By: /s/ Asi Shalgi —————————————— Asi Shalgi CEO & President.